Exhibit 99.1
NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Bob Nelson	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
408-826-6339	408-826-6000
Bob.Nelson@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS
FOURTH QUARTER AND FULL YEAR 2019 RESULTS

•	Gross Margin Expands to 59.2% for 4Q 2019 on a GAAP Basis and 59.6% on a Non-GAAP Basis from 56.6% and 56.7%, respectively, for 4Q 2018

•	Operating Margin Increases to 15.5% of revenue for 4Q 2019 on a GAAP Basis and 24.3% on a Non-GAAP Basis from (1.8)% and 17.3%, respectively, for 4Q 2018

•	Net Income Improves to $0.10 / $0.17 Per Diluted Share for 4Q 2019 on a GAAP / Non-GAAP Basis, from ($0.05) / $0.08, respectively, for 4Q 2018
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."
HILLSBORO, OR - February 11, 2020 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced financial results today for the fiscal fourth quarter and full year ended December 28, 2019.
Jim Anderson, President and Chief Executive Officer, said, "We made solid progress in 2019, as we drove a 210 basis point improvement in gross margin on a non-GAAP basis, and an 88% increase in non-GAAP net income for the full year. We are seeing the benefits of our business and product strategy, which is aligned with our customers and 100% focused on power efficient FPGAs. We remain focused on driving further improvements as we increase our cadence of new hardware products, solutions, and software stacks, including the launch of Nexus, our next-generation FPGA platform. The launch was ahead of schedule and serves as a testament to the execution of our product roadmap."
Sherri Luther, Chief Financial Officer, said, "We achieved significant improvements across our key financial metrics in 2019. For the full year 2019, GAAP diluted EPS increased 252% compared to the full year 2018 and improved 300% in Q4 2019 as compared to Q4 2018. We increased cash flow from operations by 141% for the full year 2019, continuing our focus on cash generation. Our improved financial performance allowed us to significantly reduce our leverage ratio to 1.3, as defined in our credit agreement, compared to a leverage ratio of 3.0 in the year ago fourth quarter. We remain focused on profitability and cash generation as we drive additional progress towards our target model."

Selected Fourth Quarter and Full Year 2019 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Financial Results (unaudited)
	Q4 2019	Q3 2019	Q4 2018	Q/Q	Y/Y	FY 2019	FY 2018	FY/FY
Revenue	$100,237	$103,469	$95,977	(3.1%)	+ 4.4%	$404,093	$398,799	+ 1.3%
Gross Margin %	59.2%	59.4%	56.6%	(20) bps	+ 260 bps	59.0%	55.0%	+ 400 bps
R&D Expense %	19.5%	19.4%	20.1%	+ 10 bps	(60) bps	19.5%	20.7%	(120) bps
SG&A Expense %	20.9%	20.4%	22.1%	+ 50 bps	(120) bps	20.4%	22.8%	(240) bps
Operating Expense	$43,802	$44,751	$56,026	(2.1%)	(21.8%)	$179,381	$222,559	(19.4%)
Operating Income (Loss)	$15,491	$16,688	$(1,720)	(7.2%)	n/m	$59,041	$(3,120)	n/m
Net Income (Loss)	$13,987	$13,539	$(7,121)	+ 3.3%	n/m	$43,493	$(26,322)	n/m
Net Income (Loss) per Share - Basic	$0.10	$0.10	$(0.05)	—	+ $0.15	$0.33	$(0.21)	+ $0.54
Net Income (Loss) per Share - Diluted	$0.10	$0.10	$(0.05)	—	+ $0.15	$0.32	$(0.21)	+ $0.53

	Non-GAAP* Financial Results (unaudited)
	Q4 2019	Q3 2019	Q4 2018	Q/Q	Y/Y	FY 2019	FY 2018	FY/FY
Revenue	$100,237	$103,469	$95,977	(3.1%)	+ 4.4%	$404,093	$398,799	+ 1.3%
Gross Margin %	59.6%	59.8%	56.7%	(20) bps	+ 290 bps	59.3%	57.2%	+ 210 bps
R&D Expense %	17.9%	17.8%	18.7%	+ 10 bps	(80) bps	18.1%	19.6%	(150) bps
SG&A Expense %	17.4%	16.9%	19.9%	+ 50 bps	(250) bps	17.5%	20.7%	(320) bps
Operating Expense	$35,343	$35,883	$37,814	(1.5%)	(6.5%)	$144,705	$161,597	(10.5%)
Operating Income	$24,390	$26,009	$16,620	(6.2%)	+ 46.8%	$94,801	$66,611	+ 42.3%
Net Income	$22,897	$22,943	$11,131	(0.2%)	+ 105.7%	$81,488	$43,409	+ 87.7%
Net Income per Share - Basic	$0.17	$0.17	$0.09	—	+ $0.08	$0.62	$0.34	+ $0.28
Net Income per Share - Diluted	$0.17	$0.17	$0.08	—	+ $0.09	$0.59	$0.33	+ $0.26
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

2019 Highlights

•
Improved Financial Performance and Increased Profitability: Increased net income per diluted share on a GAAP basis to $0.32 in the full year 2019 from a loss of $0.21 in the full year 2018, or $0.59 and $0.33, respectively, on a non-GAAP basis, with a 400 basis point improvement in gross margin on a GAAP basis and a 210 basis point improvement on a non-GAAP basis.

•
Debt Refinance and De-lever: Total full year 2019 debt payments of $117 million, which reduced the leverage ratio to 1.3 compared to 3.0 at the end of 2018, as defined in the credit agreement. The Company reduced the interest rate by a total of 300 basis points in 2019.

•
Nexus™ Next Generation FDSOI Platform and CrossLink-NX™ FPGA Launched: Nexus, Lattice's next generation 28nm FDSOI platform, launched on December 10, 2019, ahead of schedule. Based on FDSOI technology, the Nexus platform delivers up to a 75% reduction in power versus competitors' products. Lattice's CrossLink-NX™, the first FPGA developed on Lattice's Nexus platform, provides the small form factor, reliability, and performance that developers need to create innovative embedded vision and AI solutions for communications, compute, industrial, automotive, and consumer systems.

•
Enhanced Radiant™ Software Design Tool: Lattice launched the latest version of its popular software design tool for FPGAs, Lattice Radiant™ 2.0. The updated design tool offers new features that make it faster and easier than ever to develop Lattice FPGA-based designs.

•
Launched New MachXO3D™ Platform Security Product: The new platform security product was developed specifically for customers seeking to simplify the implementation of robust, comprehensive and flexible hardware-based security. MachXO3D can protect, detect and recover firmware components from unauthorized firmware access at every stage of a system’s lifecycle, from the point of manufacturing all the way to the system’s end of life. The National Institute of Standards and Technology ("NIST") independently certified that Lattice's MachXO3D is compliant with the U.S. government's standard for cryptographic software.

•
Higher Performance, Award-Winning sensAI™ Solutions Stack: Lattice launched major performance and design flow enhancements to its award-winning AI solutions stack. The Lattice sensAI stack provides a comprehensive hardware and software solution for implementing low power, always-on AI functionality in smart devices operating at the Edge. sensAI was awarded the EDN Hot 100 Product Award, Tools & Development Category, the AI Breakthrough Award, Best AI-Based Solution for Engineering, the Electronics Industry Award, and the Internet of Things Product of the Year.

Business Outlook - First Quarter of 2020:

•	Revenue for the first quarter of 2020 is expected to be between $96 million and $104 million.

•	Gross margin percentage for the first quarter of 2020 is expected to be 59.5% plus or minus 1% on a non-GAAP basis.

•	Total operating expenses for the first quarter of 2020 are expected to be between $36 million and $37 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the first quarter of 2020, certain items that affect GAAP measurement of  financial measures are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for guidance or a corresponding reconciliation to GAAP for the quarter. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:
Lattice Semiconductor will review the Company's financial results for the fiscal fourth quarter and full year 2019, and business outlook on Tuesday, February 11 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-888-684-5603 or 1-918-398-4852 with conference identification number 6890144. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to: our belief that we will increase our cadence of new hardware products, solutions, and software stacks, including the launch of Nexus, our next-generation FPGA platform; our belief that we achieve our financial model targets; and the statements under the heading “Business Outlook - First Quarter of 2020.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.
Estimates of future revenue are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, pricing pressures, competitive actions, and international trade disputes and sanctions. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 29, 2018, and Lattice’s quarterly reports filed on Form 10-Q. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring plans and related charges, acquisition-related charges, amortization and impairment of acquired intangible assets, inventory adjustments related to restructured operations, loss on refinancing of long-term debt, and the estimated tax effect of these items. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.
The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data.

These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:
Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support lets our customers quickly and easily unleash their innovation to create a smart, secure and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.
# # #

Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenue	$100,237	$103,469	$95,977	$404,093	$398,799
Cost of sales	40,944	42,030	41,671	165,671	179,360
Gross margin	59,293	61,439	54,306	238,422	219,439
Operating expenses:
Research and development	19,543	20,032	19,296	78,617	82,449
Selling, general, and administrative	20,924	21,078	21,168	82,542	91,054
Amortization of acquired intangible assets	3,390	3,389	3,708	13,558	17,690
Restructuring	(55)	252	11,854	4,664	17,349
Impairment of acquired intangible assets	—	—	—	—	12,486
Acquisition related charges	—	—	—	—	1,531
Total operating expenses	43,802	44,751	56,026	179,381	222,559
Income (loss) from operations	15,491	16,688	(1,720)	59,041	(3,120)
Interest expense	(1,184)	(2,022)	(5,018)	(11,731)	(20,600)
Other expense, net	(228)	(61)	(3)	(2,245)	(249)
Income (loss) before income taxes	14,079	14,605	(6,741)	45,065	(23,969)
Income tax expense	92	1,066	380	1,572	2,353
Net income (loss)	$13,987	$13,539	$(7,121)	$43,493	$(26,322)

Net income (loss) per share:
Basic	$0.10	$0.10	$(0.05)	$0.33	$(0.21)
Diluted	$0.10	$0.10	$(0.05)	$0.32	$(0.21)

Shares used in per share calculations:
Basic	133,691	132,997	129,521	132,471	126,564
Diluted	138,196	138,894	129,521	137,274	126,564

Lattice Semiconductor Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 28, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$118,081	$119,051
Short-term marketable securities	—	9,624
Accounts receivable, net	64,917	60,890
Inventories	54,980	67,096
Other current assets	24,452	27,762
Total current assets	262,430	284,423

Property and equipment, net	39,230	34,883
Operating lease right-of-use assets	23,591	—
Intangible assets, net	6,977	21,325
Goodwill	267,514	267,514
Deferred income taxes	478	215
Other long-term assets	11,796	15,327
	$612,016	$623,687

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$73,650	$61,128
Current portion of long-term debt	21,474	8,290
Current portion of operating lease liabilities	4,686	—
Total current liabilities	99,810	69,418

Long-term debt, net of current portion	125,072	251,357
Long-term operating lease liabilities, net of current portion	21,438	—
Other long-term liabilities	38,028	44,455
Total liabilities	284,348	365,230

Stockholders' equity	327,668	258,457
	$612,016	$623,687

Lattice Semiconductor Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	December 28, 2019	December 29, 2018
Cash flows from operating activities:
Net income (loss)	$43,493	$(26,322)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,056	39,261
Impairment of acquired intangible assets	—	12,486
Stock-based compensation expense	18,899	13,646
Other non-cash adjustments	10,294	2,151
Net changes in assets and liabilities	18,395	10,236
Net cash provided by operating activities	124,137	51,458
Cash flows from investing activities:
Capital expenditures	(15,590)	(8,384)
Other investing activities	54	(12,726)
Net cash used in investing activities	(15,536)	(21,110)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	206,500	—
Original issue discount and debt issuance costs	(2,086)	—
Repayment of long-term debt	(321,408)	(43,759)
Net cash flows related to stock compensation exercises	7,082	26,918
Net cash used in financing activities	(109,912)	(16,841)
Effect of exchange rate change on cash	341	(1,271)
Net (decrease) increase in cash and cash equivalents	(970)	12,236
Beginning cash and cash equivalents	119,051	106,815
Ending cash and cash equivalents	$118,081	$119,051

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$10,995	$18,607
Income taxes paid, net of refunds	$3,393	$3,054

Lattice Semiconductor Corporation
Supplemental Historical Financial Information
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	59	42	58
Inventory Days (DIO)	123	130	147

Revenue% (by Geography)
Asia	73%	77%	74%	74%	75%
Europe (incl. Africa)	11%	11%	10%	12%	11%
Americas	16%	12%	16%	14%	14%

Revenue% (by End Market)
Communications and Computing	38%	40%	34%	39%	31%
Industrial and Automotive	39%	36%	37%	37%	39%
Consumer	18%	18%	22%	19%	25%
Licensing and Services	5%	6%	7%	5%	5%

Revenue% (by Channel)
Distribution	84%	81%	76%	82%	83%
Direct	16%	19%	24%	18%	17%

Lattice Semiconductor Corporation
Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018

Gross Margin Reconciliation
GAAP Gross margin	$59,293	$61,439	$54,306	$238,422	$219,439
Stock-based compensation - gross margin	440	453	288	1,422	940
Inventory adjustment related to restructured operations	—	—	(160)	(338)	7,829
Non-GAAP Gross margin	$59,733	$61,892	$54,434	$239,506	$228,208

Gross Margin % Reconciliation
GAAP Gross margin %	59.2%	59.4%	56.6%	59.0%	55.0%
Cumulative effect of non-GAAP Gross Margin adjustments	0.4%	0.4%	0.1%	0.3%	2.2%
Non-GAAP Gross margin %	59.6%	59.8%	56.7%	59.3%	57.2%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	19.5%	19.4%	20.1%	19.5%	20.7%
Stock-based compensation - R&D	(1.6)%	(1.6)%	(1.4)%	(1.4)%	(1.1)%
Non-GAAP R&D Expense %	17.9%	17.8%	18.7%	18.1%	19.6%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	20.9%	20.4%	22.1%	20.4%	22.8%
Stock-based compensation - SG&A	(3.5)%	(3.5)%	(2.2)%	(2.9)%	(2.1)%
Non-GAAP SG&A Expense %	17.4%	16.9%	19.9%	17.5%	20.7%

Operating Expenses Reconciliation
GAAP Operating expenses	$43,802	$44,751	$56,026	$179,381	$222,559
Stock-based compensation - operations	(5,124)	(5,227)	(3,450)	(17,477)	(12,706)
Amortization of acquired intangible assets	(3,390)	(3,389)	(3,708)	(13,558)	(17,690)
Restructuring charges	55	(252)	(11,854)	(4,664)	(17,349)
Impairment of acquired intangible assets	—	—	800	1,023	(11,686)
Acquisition related charges	—	—	—	—	(1,531)
Non-GAAP Operating expenses	$35,343	$35,883	$37,814	$144,705	$161,597

Income from Operations Reconciliation
GAAP Income (loss) from operations	$15,491	$16,688	$(1,720)	$59,041	$(3,120)
Stock-based compensation - gross margin	440	453	288	1,422	940
Inventory adjustment related to restructured operations	—	—	(160)	(338)	7,829
Stock-based compensation - operations	5,124	5,227	3,450	17,477	12,706
Amortization of acquired intangible assets	3,390	3,389	3,708	13,558	17,690
Restructuring charges	(55)	252	11,854	4,664	17,349
Impairment of acquired intangible assets	—	—	(800)	(1,023)	11,686
Acquisition related charges	—	—	—	—	1,531
Non-GAAP Income from operations	$24,390	$26,009	$16,620	$94,801	$66,611

Income from Operations % Reconciliation
GAAP Income (loss) from operations %	15.5%	16.1%	(1.8)%	14.6%	(0.8)%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	8.8%	9.0%	19.1%	8.9%	17.5%
Non-GAAP Income from operations %	24.3%	25.1%	17.3%	23.5%	16.7%

Lattice Semiconductor Corporation
Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2019	September 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018

Other Expense, Net Reconciliation
GAAP Other expense, net	$(228)	$(61)	$(3)	$(2,245)	$(249)
Loss on refinancing of long-term debt	—	—	—	2,235	—
Non-GAAP Other expense, net	$(228)	$(61)	$(3)	$(10)	$(249)

Income Tax Expense Reconciliation
GAAP Income tax expense	$92	$1,066	$380	$1,572	$2,353
Estimated tax effect of non-GAAP adjustments (1)	(11)	(83)	88	—	—
Non-GAAP Income tax expense	$81	$983	$468	$1,572	$2,353

Net Income Reconciliation
GAAP Net income (loss)	$13,987	$13,539	$(7,121)	$43,493	$(26,322)
Stock-based compensation - gross margin	440	453	288	1,422	940
Inventory adjustment related to restructured operations	—	—	(160)	(338)	7,829
Stock-based compensation - operations	5,124	5,227	3,450	17,477	12,706
Amortization of acquired intangible assets	3,390	3,389	3,708	13,558	17,690
Restructuring charges	(55)	252	11,854	4,664	17,349
Impairment of acquired intangible assets	—	—	(800)	(1,023)	11,686
Acquisition related charges	—	—	—	—	1,531
Loss on refinancing of long-term debt	—	—	—	2,235	—
Estimated tax effect of non-GAAP adjustments (1)	11	83	(88)	—	—
Non-GAAP Net income	$22,897	$22,943	$11,131	$81,488	$43,409

Net Income Per Share Reconciliation
GAAP Net income (loss) per share - basic	$0.10	$0.10	$(0.05)	$0.33	$(0.21)
Cumulative effect of Non-GAAP adjustments	0.07	0.07	0.14	0.29	0.55
Non-GAAP Net income per share - basic	$0.17	$0.17	$0.09	$0.62	$0.34

GAAP Net income (loss) per share - diluted	$0.10	$0.10	$(0.05)	$0.32	$(0.21)
Cumulative effect of Non-GAAP adjustments	0.07	0.07	0.13	0.27	0.54
Non-GAAP Net income per share - diluted	$0.17	$0.17	$0.08	$0.59	$0.33

Shares used in per share calculations:
Basic	133,691	132,997	129,521	132,471	126,564
Diluted - GAAP (2)	138,196	138,894	129,521	137,274	126,564
Diluted - Non-GAAP (2)	138,196	138,894	132,471	137,274	129,766

(1) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(2) Diluted shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.